UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2010

Oak Tree Educational Partners, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

(Commission File Number)	20-2329345 (IRS Employer Identification No.)

434 West 33rd Street, Suite 240,
New York, New York 10001
(principal executive offices and zip code)

(646) 290-5290
 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

On June 3, 2011, Oak Tree Educational Partners, Inc. (the “Company”) hired Michael Olsen as its Chief Operating Officer, and entered into an employment agreement with Mr. Olsen, effective as of June 1, 2011 and continuing through April 30, 2013.

Under the terms of his employment agreement, Mr. Olsen will report to the Chief Executive Officer and President of the Company and have responsibility for the overall operation and management of the Company.  Mr. Olsen’s initial base salary will be $75,000 per annum, subject to periodic increases and discretionary bonuses in such amounts as shall be determined by the compensation committee and board of directors of the Company.  In addition, Mr. Olsen was granted three year options to purchase up to 500,000 share of the Company’s common stock at an exercise price of $0.50 per share.  166,666 options are exercisable immediately, and the remaining 333,334 options vest in equal amounts on May 1, 2012 and May 1, 2013, subject to Mr. Olsen’s continued employment with our Company on each vesting date, unless his employment is terminated without cause or he terminates his employment for “good reason” (as defined); in which event all options not previously exercised shall vest.  .

From 2010, Mr. Olsen has served as president of the Nashville Music Division of Entertainment One, Ltd., a leading international entertainment company specializing in the acquisition, production and distribution of film, music and television content.  For the past four years, Mr. Olsen has been the founder and managing director of Bonbrook Partners, a Nashville, Tennessee based consulting firm to provide due diligence, business evaluation and acquisition support services for a variety of investment groups managing entertainment related investments.  From 2004 through 2010, Mr. Olsen was President and CEO of Sheridan Square Entertainment, an entertainment holding company that acquired a number of record labels.  Sheridan Square was acquired by Fortress Investments in 2009 and renamed IndieBlu Music. Among his accomplishments, is the ability to reorganize troubled companies, including Compendia Media Group, an enterprise created out of the assets of a non-operating public company which had filed Chapter 11 in 2000 owing more than $135 million to its creditors, and which Michael, as President and CEO, grew sales from zero to $22.0 million in two years after which CMG was successfully sold.

Mr. Olsen holds a BFA degree from Central Michigan University and received a JD degree from Georgia State University College of Law in 1994.  He has taught at Yale University, Georgia State University and is a Continuing Legal Education lecturer for entertainment lawyers.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

No.	Description
1.1	Employment Agreement with Michael Olsen
1.2	Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2011	OAK TREE EDUCATIONAL PARTNERS, INC.

	By:	\s\ Anil Narang
Name: Anil Narang
Title: President